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                                                                 EXHIBIT 10.13.3


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                                     Chapter 11
In re:                           :
                                                     Case No. 01-16345 (BRL)
LODGIAN, INC., et al.,           :
                                                     (Jointly Administered)
                      Debtors.   :

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                      FINDINGS OF FACT, CONCLUSIONS OF LAW,
                AND ORDER UNDER 11 U.S.C. SS. 1129(A) AND (B) AND
                 FED. R. BANKR. P. 3020 CONFIRMING JOINT PLAN OF
               REORGANIZATION OF IMPAC HOTELS II, L.L.C. AND IMPAC
           HOTELS III, L.L.C., TOGETHER WITH THE OFFICIAL COMMITTEE OF
           UNSECURED CREDITORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  INTRODUCTION

         Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C., as debtors and debtors-in-possession (collectively, the "Impac Debtors")(1) in the above-captioned chapter 11 cases (the "Chapter 11 Cases") and the Official Committee of Unsecured Creditors (the "Committee" and, together with the Impac Debtors, the "Plan Proponents"), have proposed the Joint Plan Of Reorganization Of Impac Hotels II, L.L.C. And Impac Hotels III, L.L.C., Together With The Official Committee Of Unsecured Creditors Under Chapter 11 Of The Bankruptcy Code, dated as of March 3, 2003, a true and correct copy of which is annexed hereto as Exhibit A (such as has been amended or modified prior to the entry of this Confirmation Order, the "Impac Plan").(2)

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(1)      From time to time during the Chapter 11 Cases, the Impac Debtors have been referred to as the "CCA Debtors." These terms are synonymous for all purposes.

(2) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan and/or the Disclosure Statement Approval Order (as is defined below). Any capitalized term not defined in the Plan, the Disclosure Statement Approval Order, or this Confirmation Order, but used in title 11 of the United States Code, as amended (the "Bankruptcy Code") or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

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                      DISCLOSURE STATEMENT AND SOLICITATION

         After a hearing held on March 20, 2003 (the "Disclosure Statement Hearing"), the Disclosure Statement in support of the Impac Plan, dated as of March 3, 2003 (as transmitted to parties in interest, the "Disclosure Statement"), was approved by an order of this Court as containing "adequate information" pursuant to section 1125 of the Bankruptcy Code (the "Disclosure Statement Approval Order").

         On or before March 25, 2003, the Impac Debtors having mailed or caused to be mailed, by first class mail, the solicitation packages (the "Solicitation Packages") containing copies of, inter alia, (1) the Disclosure Statement Approval Order, (2) the Disclosure Statement Approval Notice, setting forth, among other things, (a) notice of entry of the Disclosure Statement Approval Order, (b) the Voting Deadline for the submission of Ballots to accept or reject the Impac Plan, (c) the time fixed for filing objections to confirmation of the Impac Plan, and (d) the time, date and place of the Confirmation Hearing, (3) a Ballot or Notice of Non-Voting Status, as applicable, and (4) the approved form of the Disclosure Statement (together with the Impac Plan annexed thereto as Exhibit B) to (a) the parties in interest listed on the Master Service List (as defined in this Court's Order Establishing Notice Procedures, dated December 21,
2001), (b) attorneys for the Committee, (c) the U.S. Trustee, (d) all persons or entities that filed proofs of claim on or before the date of the Disclosure Statement Notice, except to the extent that a claim was paid pursuant to, or expunged by, prior order of this Court, (e) all persons or entities listed in the Debtors' Schedules as holding liquidated, noncontingent, and undisputed claims in an amount greater than zero, (f) all other parties in interest that filed a request for notice pursuant to Bankruptcy Rule 2002 in the Debtors' Chapter 11 Cases, (g) the Securities and Exchange Commission, (h) the Internal Revenue Service, (i) the Department of Justice, (j) the Pension Benefit Guaranty Corporation, (k) any entity that had filed with the Court


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a notice of transfer of a claim under Bankruptcy Rule 300l(e) prior to date of the Disclosure Statement Notice, and (1) any other known holders of claims against the Debtors.

         The Impac Debtors filed the certificates of publication of Bridgette Tryoski, Advertising Clerk of the Publisher of The Wall Street Journal sworn to on March 5, 2003; Arlene Moller, Principal Clerk of the Publisher of The New York Times, sworn to on March 5, 2003; and Cheryl Rothlein, Principal Clerk of USA Today, sworn to on March 5, 2003, attesting to the fact that notice of the Confirmation Hearing was published on March 5, 2003 in accordance with this Court's scheduling order dated March 3, 2003.

         The Impac Debtors filed the Declaration of Debra L. Reyes Certifying Voting On and Tabulation Of Ballots Accepting and Rejecting the Impac Plan, sworn to on April 17, 2003 (the "Reyes Certification") attesting to and certifying the method and results of the ballot tabulation for the Classes of Claims entitled to vote to accept or reject the Impac Plan (the "Voting Report").

                                PLAN CONFIRMATION

         No objections or purported objections to confirmation of the Impac Plan were timely filed and served. If any objections remain, they are overruled on the merits pursuant to this Confirmation Order.

         The Debtors filed (i) a memorandum of law in support of confirmation of the Impac Plan, dated April 21, 2003 (the "Confirmation Memorandum"), (ii) the Plan Supplement, dated April 17, 2003 (as may be amended, the "Plan Supplement"); and (iii) the Declaration of Manuel Artime in Support of Confirmation of the Impac Plan, dated April 17, 2003 (the "Artime Affidavit," together with the Reyes Certification, the "Confirmation Affidavits").


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         The provisions of the Impac Plan are amended to reflect any amendments to the Impac Plan as may be filed with this Court and by the Plan Proponents on the record at the Confirmation Hearing.

         The Impac Plan is a separate plan for each Impac Debtor's estate. Accordingly, the provisions of the Impac Plan, including without limitation the definitions and distributions to creditors shall apply to the respective assets of, claims against, and equity interests in, such Impac Debtor's separate estate.

         Based upon the Bankruptcy Court's review of the Disclosure Statement, the Impac Plan, the Plan Supplement, the Voting Report, the Confirmation Affidavits, and the Confirmation Memorandum; and upon (a) all of the evidence proffered or adduced at, memoranda and objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing, and (b) the entire record of these Chapter 11 Cases; and after due deliberation thereon and good cause appearing therefor,

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:(3)


         (A) Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157(b)(2) 1334(a)). This Bankruptcy Court has jurisdiction over these cases pursuant to sections 157 and 1334 of title 28 of the United States Code. Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Impac Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(L), and this Bankruptcy Court has exclusive jurisdiction to determine whether the Impac Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

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(3)      Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.


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         (B)      Judicial Notice. This Bankruptcy Court takes judicial notice of the docket in the Lodgian, Inc., et al Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases of the Impac Debtors and the Confirmed Debtors, including, but not limited to, the hearings to consider the adequacy of the Disclosure Statement.

         (C) Burden of Proof. The Impac Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence.

         (D) Transmittal and Mailing of Materials; Notice. The Disclosure Statement, the Impac Plan, the Ballots or Notice of Non-Voting Status, as the case may be, the Disclosure Statement Approval Order, and the Disclosure Statement Approval Notice, which were transmitted and served as set forth in the Reyes Certification, shall be deemed to have been transmitted and served in compliance with the Disclosure Statement Approval Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient, and no other or further notice is or shall be required.

         (E) Voting. Votes to accept and reject the Impac Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Approval Order, and industry practice.

         (F) Classes deemed to have accepted the Impac Plan. Classes 1 -A, 2 and 9 are unimpaired and are deemed to have accepted the Impac Plan pursuant to section 1126(f) of the Bankruptcy Code.

         (G) Class deemed to have rejected the Impac Plan. Class 11 will not receive any property under the Impac Plan, and therefore is deemed to have rejected the Impac Plan

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pursuant to section 1126(g) of the Bankruptcy Code. However, there are no known members of Class 11.

         (H) Plan Compliance with Bankruptcy Code (11 U.S.C. ss. 1129(a)(1)). The Impac Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(l) of the Bankruptcy Code.

                  (1) Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(l)).(4) In addition to the Administrative Expense Claims (consisting of Claims under the headings Compensation and Reimbursement Claims and Priority Tax Claims) listed in Section 2 of the Impac Plan, which need not be designated, Section 3 of the Impac Plan designates six Classes of Claims against and Equity Interests in each Impac Debtor. Each Secured Claim and General Unsecured Claim shall be deemed to be separately classified in a subclass of Classes 1 and 3, respectively, and shall have all rights associated with separate classification under the Bankruptcy Code. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Impac Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Impac Plan satisfies sections 1122 and 1123(a)(l) of the Bankruptcy Code.

                  (2)      Specified Unimpaired Classes (11 U.S.C. ss. 1123(a)
         (2)) Section 4 of the Impac Plan specifies that Classes 1-A, 2 and 9 are unimpaired under the Impac Plan, thereby satisfying section 1123(a)
         (2) of the Bankruptcy Code.

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(4)      The Impac Plan is based upon the confirmed Joint Plan of Lodgian, Inc., et al., and provisions that do not apply to the Impac Debtors were intentionally left blank. Consequently, the numbering of the classes in the Impac Plan is not consecutive.


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                  (3)      Specified Treatment of Impaired Classes (11 U.S.C.
         s 1123(a)(3)). Section 4 of the Impac Plan designates Classes 1-B, 3, 5 and 11 as impaired and specifies the treatment of Claims in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                  (4) No Discrimination (11 U.S.C. ss. 1123(a)(4)). The Impac Plan provides for the same treatment by the Impac Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                  (5) Implementation of Plan (11 U.S.C. ss. 1123(a)(5)). The Impac Plan provides adequate and proper means for the Impac Plan's implementation, including, among other things, (i) the Exit Financing Agreements; (ii) the waiver of subordination rights; (iii) the selection of officers for the Reorganized Impac Debtors, as disclosed on Lodgian Inc.'s ("Lodgian") website; (iv) the Amended Organizational Documents, if applicable; (v) the issuance of Class 1-B notes and the related financing documents; (vi) the transfer of assets; and (vii) the establishment of new entities.

                  (6) Non-Voting Equity Securities (11 U.S.C. ss. 1123(a)(6)). Section 6.10 of the Impac Plan provides that the Amended Organization Documents, if applicable, shall prohibit the issuance of nonvoting equity securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

                  (7)      Designation of Officers (11 U.S.C. ss. 1123(a)(7)).
         Section 6.9 of the Impac Plan provides that the current officers of the Impac Debtors shall continue to serve as the officers of the Reorganized Impac Debtors consistent with the interests of

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         creditors, equity security holders, and public policy in accordance with section 1123(a)(7).

                  (8) Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The Impac Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

                  (9) Bankruptcy Rule 3016(a). The Impac Plan is dated and identifies the entities submitting it as the Plan Proponents, thereby satisfying Bankruptcy Rule 3016(a).

         (I)      Impac Debtors' Compliance with Bankruptcy Code (11
U.S.C. ss. 1129(a)(2)). The Impac Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

                  (i) The Impac Debtors are proper debtors under section 109 of the Bankruptcy Code.

                  (ii) The Impac Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court.

                  (iii) The Impac Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Approval Order in transmitting the Impac Plan, the Disclosure Statement, the Ballots or Notices of Non-Voting Status, as the case may be, and related documents in soliciting and tabulating votes on the Impac Plan.

         (J) Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)). The Plan Proponents have proposed the Impac Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Plan Proponents' good faith

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is evident from the facts and records of these Chapter 11 Cases, the Disclosure
Statement and the hearings thereon, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases. The Impac Plan was proposed with the legitimate and honest purpose of maximizing the value of the Impac Debtors' estates and to effectuate a successful reorganization of the Impac Debtors.

         (K) Payments for Services or Costs and Expenses (11 U.S.C. ss. 1129(a)(4)). Any payment made or to be made by any of the Impac Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Impac Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

         (L) Officers and Insiders (11 U.S.C. ss. 1129(a)(5)). The Plan Proponents have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons who serve and shall continue to serve as officers of the Reorganized Impac Debtors after confirmation of the Impac Plan have been fully disclosed in the Plan Supplement, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Impac Debtors and with public policy. The identity of any insider that will be employed or retained by the Reorganized Impac Debtors and the nature of such insider's compensation have also been fully disclosed in the Plan Supplement.

         (M) No Rate Changes (1l U.S.C. ss. 1129(a)(6)). After confirmation of the Impac Plan, the Impac Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

         (N) Best Interests of Creditors (11 U.S.C. ss. 1129(a)(7)). The Impac Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the


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Disclosure Statement, the Plan Supplement, the Confirmation Affidavits, and
other evidence proffered or adduced at or prior to the Confirmation Hearing (a) are persuasive and credible, (b) have not been controverted by other evidence, and (c) establish that each holder of an impaired Claim or Equity Interest either has accepted the Impac Plan or will receive or retain under the Impac Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Impac Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

         (O) Acceptance of Certain Classes (11 U.S.C. ss. 1129(a)(8)). Classes 1 -A, 2 and 9 of the Impac Plan are Classes of unimpaired Claims and Equity Interest that are conclusively presumed to have accepted the Impac Plan under section 1126(f) of the Bankruptcy Code and the accepting Classes as set forth in the Reyes Certification have voted to accept the Impac Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code (the "Accepting Classes") and therefore satisfy section 1129(a)(8) of the Bankruptcy Code. Though section 1129(a)(8) does not appear to be satisfied with respect to Class 11, which will not receive any property under the Impac Plan and, was therefore deemed to have rejected the Impac Plan pursuant to section 1126(g) of the Bankruptcy Code, there are no known members of Class 11. Should any Class of Claims reject the Impac Plan, the Impac Plan remains confirmable because it satisfies section 1129(b) of the Bankruptcy Code with respect to any rejecting Classes.

         (P) Treatment of Administrative and Tax Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Expense Claims and Priority Non-Tax Claims pursuant to Sections 2.1 and 4.2 of the Impac Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims pursuant to Section 2.3 of the Impac Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Allowed Priority Tax Claims only constitute unsecured Claims against the applicable Impac

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Debtor's estate and the holder of such Allowed Priority Tax Claim shall not have any lien securing such Claim or otherwise be permitted to assert any other encumbrance against property of the applicable Debtor relating to such Claim. Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Impac Debtor agree to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such Claim, payment in Cash of the Allowed Amount of such Claim over a period not exceeding six (6) years after the date of assessment of such Claim, with interest at a rate equal to the Federal Judgment Rate as of the Confirmation Date, payable monthly, in periodic payments having a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim. The treatment of Allowed Priority Tax Claims will be memorialized in a tax note (the "Tax Note"), substantially in the form annexed hereto as Exhibit B, which shall be given to each holder of an Allowed Priority Tax Claim.

         (Q) Treatment of Secured Tax Claims. In connection with any Allowed Secured Claim relating to a tax claim that is not an Allowed Priority Tax Claim and which is treated as a Secured Claim under Class 1-B of the Impac Plan, except to the extent that a holder of such an Allowed Secured Claim and the applicable Impac Debtor agree to a different treatment, each holder of such an Allowed Secured Claim shall receive a Tax Note pursuant to section 4.1 of the Impac Plan.

         (R) Acceptance By Impaired Classes (11 U.S.C. ss. 1129(a)(10)). At least one Class of Claims against each of the Impac Debtors that is impaired under the Impac Plan has accepted the Impac Plan, determined without including any acceptance of the Impac Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

         (S) Feasibility (11 U.S.C. ss. 1129(a)(11). The Disclosure Statement, the Impac Plan, the Plan Supplement, the Voting Report, the Confirmation Affidavits, the

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Confirmation Memorandum, and all evidence proffered or adduced at the
Confirmation Hearing (a) is persuasive and credible, (b) has not been controverted by other evidence, and (c) establishes that confirmation of the Impac Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Impac Debtors, thus satisfying the requirements of section 1129(a)(l1) of the Bankruptcy Code.

         (T) Payment of Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, have been paid or will be paid pursuant to Section 13.7 of the Impac Plan on the Effective Date, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

                 (U) Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). Section 13.1 of the Impac Plan provides that, on and after the Effective Date, the Reorganized Impac Debtors will continue to pay all "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code), at the level established pursuant to section 1114 of the Bankruptcy Code at any time prior to confirmation of the Impac Plan, for the duration of the period the Impac Debtors have obligated themselves to provide such benefits. Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

                 (V) Fair and Equitable: No Unfair Discrimination (11 U.S.C. ss. 1129(b)). Based upon the Confirmation Affidavits and the evidence proffered, adduced, or presented by the Impac Debtors at the Confirmation Hearing, the Impac Plan does not discriminate unfairly and is fair and equitable, as required by section 1129(b)(l) of the Bankruptcy Code, with respect to any Classes that may reject the Impac Plan. Thus, the Impac Plan may be confirmed notwithstanding the Impac Debtors' failure to satisfy section 1129(a)(8) of the Bankruptcy Code.

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Accordingly, upon confirmation and the occurrence of the Effective Date, the
Impac Plan shall be binding upon the members of any rejecting Classes.

         (W) Principal Purpose of the Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Impac Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

         (X) Modifications to the Plan. The modifications to the Impac Plan as may be set forth in any plan modifications filed with this Court and on the record at the Confirmation Hearing constitute technical changes and/or changes with respect to particular Claims by agreement with holders of such Claims, and do not materially adversely affect or change the treatment of any Claims or Equity Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Impac Plan.

         (Y) Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based on the record before the Bankruptcy Court in these Chapter 11 Cases, the Impac Debtors and their officers, employees, shareholders, members, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Impac Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 11.7 of the Impac Plan.

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         (Z)      Assumption and Rejection. Section 9 of the Impac Plan
governing the assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code. Pursuant to Section 9.2 of the Impac Plan, except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Impac Debtors shall file and serve a statement with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Impac Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the applicable Impac Debtor. If there are any objections filed which are not resolved consensually by the applicable Impac Debtor, then, upon request of the applicable Impac Debtor, the Bankruptcy Court shall hold a hearing. Prior to and after the Effective Date, the applicable Impac Debtor shall retain its right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the applicable Impac Debtor shall have the right to reject such executory contract or unexpired lease.

         (AA) Assumption and Assignments. In furtherance of the Exit Financing Agreements, pursuant to sections 365 and 1123(a)(5) of the Bankruptcy Code, the Impac Debtors are authorized to assume and assign to one or more of the Exit Financing Borrowers or any other newly created borrowing entities one or more executory contracts and unexpired leases to be assumed under the Impac Plan. Any provision in any executory contract or unexpired lease that prohibits or conditions the assignment of such executory contract or unexpired lease or allows a non-debtor party to such executory contract or unexpired lease to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the

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assignment of such executory contract or unexpired lease, constitutes an unenforceable anti-assignment provision, which is void and of no force and effect. Entry of this Confirmation Order shall constitute the approval of such assumptions and assignments pursuant to sections 365 and 1123(a)(5) of the Bankruptcy Code. Any provision in any such assumed and assigned contract and lease that prohibits, restricts or conditions such assignment is unenforceable under section 365(f) of the Bankruptcy Code. The requirements of section 365(b) of the Bankruptcy Code shall be deemed satisfied with respect to each such assumed and assigned contract and lease, and because each such assumption and assignment is a necessary part of the Impac Debtors' Exit Financing, such assumptions and assignments are in the best interests of the Impac Debtors and their Estates.

         (BB) Transfer of Property. The transfer by the Impac Debtors to one or more of the Exit Financing Borrowers (i) is a legal, valid and effective transfer of property, (ii) vests in one or more of the Exit Financing Borrowers good title to such property free and clear of all liens, claims, charges, encumbrances, or interests, except as expressly provided in the Impac Plan or this Confirmation Order, (iii) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law, and (iv) does not and shall not subject any of the Exit Financing Borrowers to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law. The transfers of property of the Impac Debtors to the Exit Financing Borrowers under or in connection with the Impac Plan are for good consideration and value.

         (CC) Satisfaction of Confirmation Requirements. The Impac Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

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         (DD)     Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Section 12 of the Impac Plan and section 1142 of the Bankruptcy Code.

                                     DECREES

         NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

         1. Confirmation. The Impac Plan, as modified, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Impac Plan and the Plan Supplement are incorporated by reference into and are an integral part of the Impac Plan and this Confirmation Order.

         2. Amendments. The modifications of the Impac Plan, to the extent reflected on the record at the Confirmation Hearing, meet the requirements of sections 1127(a) and (c), such modifications do not adversely change the treatment of the Claim of any creditor or Equity Interest of any equity security holder within the meaning of Bankruptcy Rule 3019, and no further solicitation or voting is required.

         3. Objections. All objections that have not been withdrawn, waived, or settled, and all reservations of rights pertaining to confirmation of the Impac Plan included therein, are overruled on the merits.


         4. Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Impac Plan shall be governed solely by the terms of the Impac Plan. The classifications set forth on the Ballots tendered to or returned by the Impac Debtors' creditors in connection with voting on the Impac Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Impac Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Impac Plan for distribution purposes, and (c) shall not be binding on the Impac Debtors or the Reorganized Impac Debtors.

         5. Binding Effect. The Impac Plan and its provisions shall be binding upon the Impac Debtors, the Reorganized Impac Debtors, the Disbursing Agent, the Committee, any entity acquiring or receiving property or a distribution under the Impac Plan, and any holder of a Claim against or Equity Interest in the Impac Debtors, including all governmental entities (including without limitation all taxing authorities), whether or not the Claim or Equity Interest of such holder is impaired under the Impac Plan, whether or not the Claim or Equity Interest is Allowed, and whether or not such holder or entity has accepted the Impac Plan.

         6.       Vesting of Assets (11 U.S.C. ss. 1141(b) and (c)). Pursuant to
Section 11.1 of the Impac Plan, except as otherwise provided in the Impac Plan, each Impac Debtor will, as a Reorganized Impac Debtor, continue to exist after the Effective Date as a separate limited liability company, with all the powers of a limited liability company under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise expressly provided in the Impac Plan, upon the Effective Date all property of the Impac Debtors' estates shall vest in each of the applicable Exit Financing Borrowers and any other newly created subsidiaries of the Reorganized Impac Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, and all such Claims, liens, encumbrances, charges, and other interests shall be extinguished. Each Reorganized Impac Debtor is authorized to execute the necessary documentation to effectuate the vesting of property of the Impac Debtors in the Exit Financing Borrowers or any other newly created subsidiaries. Each Reorganized Impac Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Impac Plan or this Confirmation Order.


         7. Assumption or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. ss. 1123(b)(2)). Except as otherwise provided for herein, pursuant to Section 9.1 of the Impac Plan, on the Effective Date, all executory contracts and unexpired leases to which each Impac Debtor is a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be assumed on the Schedule of Assumed Contracts set forth in the Plan Supplement, provided however, that the Impac Debtors reserve the right to amend the Plan Supplement at any time on or before the Effective Date to amend the Schedule of Assumed Contracts to add or delete any executory contract or unexpired lease, thus providing for its assumption, assumption and assignment, or rejection; or (iii) is the subject of a separate motion to assume, assume and assign, or reject filed under section 365 of the Bankruptcy Code by the applicable Impac Debtor on or before the Effective Date. Listing a contract or lease on the Schedule of Assumed Contracts shall not constitute an admission by the Impac Debtors that such contract or lease is an executory contract or unexpired lease or that the Impac Debtors have any liability thereunder. Any provision in any executory contract or unexpired lease that prohibits or conditions the assignment of such executory contract or unexpired lease or allows a non-debtor party to such executory contract or unexpired lease to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such executory contract or unexpired lease, constitutes an unenforceable anti-assignment provision, which is void and of no force and effect.

         8. Bar Date for Rejection Damage Claims. Pursuant to Section 9.4 of the Impac Plan, if the rejection of an executory contract or unexpired lease by any of the Impac

Debtors, pursuant to Section 9.1 of the Impac Plan, results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Impac Debtors or Reorganized Impac Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Impac Debtors on or before the date that is twenty
(20) days after the Effective Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

         9. General Authorizations. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Impac Debtor, Reorganized Impac Debtor, Exit Financing Borrower or officer or member thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Impac Plan or this Confirmation Order including but not limited to the execution, delivery, filing, or recording of such contracts, instruments, releases, and other agreements or documents and taking such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Impac Plan, including without limitation any notes or securities issued pursuant to the Impac Plan. The Impac Debtors, the Reorganized Impac Debtors, the Exit Financing Borrowers and their respective officers, members, agents, and attorneys, are authorized and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the documents contained in the Plan Supplement, as such documents may be modified, amended, and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate, and consummate the Impac Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Impac Plan, and to make any release, amendment, or restatement of any bylaws, certificates of incorporation, or other organization documents of the Impac Debtors, the Reorganized Impac Debtors or the Exit Financing Borrowers, whether or not specifically referred to in the Impac Plan or the Plan Supplement, without further order of this Bankruptcy Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders, members, or managers of any of the Impac Debtors, Reorganized Impac Debtors or Exit Financing Borrowers, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by appropriate action of the Impac Debtors, the Reorganized Impac Debtors or the Exit Financing Borrowers, as the case may be.

         10. Authorization to Enter into Stipulations. In addition to the general authorization given to each of Impac Debtors, the Reorganized Impac Debtors, and the Exit Financing Borrowers through this Confirmation Order and the Impac Plan, each of the Impac Debtors, Reorganized Impac Debtors, and Exit Financing Borrowers are authorized to execute and take such actions as may be necessary or appropriate to effectuate and implement the terms of that certain settlement agreement approved by Order of this Court Pursuant to Sections 362 and 363(b) of the Bankruptcy Code and Rule 9019(a) of the Federal Rules of Bankruptcy Procedure Between the Impac Debtors and The Capital Company of America LLC, entered on October 31, 2002 (the "Settlement Agreement"), including the satisfaction of the CCA Secured Claims under Class 1-A of the Impac Plan. Further, nothing in the Impac Plan or this Confirmation Order shall modify or affect the terms of the Settlement Agreement or any stipulations entered into by one or more of the Impac Debtors, each of which shall remain valid and binding obligations of the parties thereto in accordance with the terms thereof. In the event of any conflict between this Confirmation Order and the Settlement Agreement or any of the aforementioned stipulations, the terms of the Settlement Agreement or the stipulations shall control. Also in addition to the general authorization given to each of the Impac Debtors, the Reorganized Impac Debtors and the Exit Financing Borrowers through this Confirmation Order and the Impac Plan, each of the Impac Debtors, the Reorganized Impac Debtors and the Exit Financing Borrowers are authorized to execute and take such actions as may be necessary or appropriate to effectuate and implement the various stipulations relating to the treatment of holders of Allowed Secured Claims or Allowed Unsecured Claims under the Impac Plan. Specifically, nothing in the Impac Plan or this Confirmation Order shall modify or affect the terms of any stipulation entered into by and between the applicable Impac Debtor(s) and their franchisors relating to the assumption or rejection of the applicable franchise agreements by the applicable Impac Debtor(s), including any stipulation to be entered into at the Confirmation Hearing or prior to the entry of this Confirmation Order, among Impac Hotels II, L.L.C., on the one hand, and Holiday Hospitality Franchising, Inc., an affiliate of Six Continents Hotels, Inc., on the other hand.

         11.      Authorization in Connection with Exit Financing Agreements.

         (a) Without limitation on the general authorizations provided for in this Confirmation Order and the Impac Plan, each of the Impac Debtors, the Reorganized Impac Debtors and the Exit Financing Borrowers are authorized, without further order of this Court, upon, or simultaneously in connection with, consummation of the transactions contemplated in the Settlement Agreement, to take all actions necessary or desirable in furtherance of the consummation and implementation of the Exit Financing Agreements, and the transactions contemplated by the Impac Plan, including without limitation, the following: (1) executing the Exit Financing Agreements; (2) executing such other documents as the Exit Financing Lender may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Agreements without further order of this Court; (3) performing all obligations necessary to effectuate compliance with the terms and conditions of the Exit Financing Agreements; and (4) specifically the following (a) Impac Hotels II, L.L.C. is authorized to create thirteen single purpose, single member Delaware limited liability companies in connection with the Exit Financing, each of which will own one of the Impac Hotel Properties and be wholly-owned by Impac Hotels II, L.L.C.; and (b) Impac Hotels III, L.L.C. is authorized to create five single purpose, single member Delaware limited liability companies in connection with the Exit Financing, each of which will own one of the Impac Hotel Properties and be wholly-owned by Impac Hotels III, L.L.C.

         (b) Notwithstanding any contrary provision in this Confirmation Order or the Impac Plan, in connection with the payment of the CCA Settlement Amount and the Exit Financing, which will result in the reorganizing of the Impac Debtors, (i) the Impac Debtors are authorized, but are not obligated, to transfer the Impac Hotel Properties to one or more of the Exit Financing Borrowers; (ii) the Impac Debtors shall have the right, but are not obligated, to cause the CCA Agreements(5) to be assigned to the Exit Financing Lender, as is contemplated in the Settlement Agreement; (iii) the Exit Financing Lender shall have the right to amend and restate the CCA Agreements to effectuate the terms and conditions of the Exit Financing; and (iv) the Impac Debtors are authorized to execute such other and further documents as are

-------------------

(5) The term "CCA Agreements" is defined in the Impac Plan as the Mortgage Financing Agreements dated as of August 31, 2000 between CCA and the respective Impac Debtors, as such agreements have been modified by the CCA Settlement Agreement.

necessary in order to effectuate the assignment, amendment, and restatement of the CCA Agreements to the Exit Financing Lender.

         12. Corporate Action. It is not necessary for the Reorganized Impac Debtors to file Amended Organizational Documents because their organizational structure shall remain the same after the Effective Date. However, to the extent such documents require amendment in order to satisfy, for example, section 1123(a)(6) of the Bankruptcy Code or to remove provisions required by CCA in connection with the financing represented by the CCA Secured Claims, such amendment is authorized.

         13.      Exit Financing Agreements.

         (a) The eighteen single purpose, single member Delaware limited liability companies being formed in connection with the Exit Financing, each of which will own one of the Impac Hotel Properties and be wholly-owned by the applicable Impac Debtor (together, the "Exit Financing Borrowers"), are authorized to enter into new financing arrangements (the "Exit Financing Agreements") on the Effective Date between the Exit Financing Lender, the Exit Financing Borrowers and such other parties as are necessary in order to effectuate the Exit Financing Agreements, in the case of the principal exit financing agreements, substantially in the form set forth in the Plan Supplement (subject to such modifications that are consistent with the terms of the Impac Plan as the Plan Proponents may approve). All Cash necessary for the Reorganized Impac Debtors to make payments pursuant to the Impac Plan will be obtained from either (i) the proceeds of the Exit Financing, or (ii) a capital contribution from Lodgian to each Impac Debtor to allow such Impac Debtor to discharge the Claims against it in accordance with the terms of the Impac Plan.

         (b) On the Effective Date, all of the liens and security interests to be created under, or in connection with, the Exit Financing Agreements shall be deemed approved and shall be valid and perfected without any requirement of filing or recording of financing statements, mortgages, deeds of trust, deeds to secured debt or other evidence of such liens and security interests and without any approvals or consents from governmental entities and no further act shall be required for the perfection of the liens and security interests granted by the Exit Financing Agreements, provided however, that the Exit Financing Lender may file financing statements, mortgages, deeds of trust, deeds to secured debt or other documents and take any and all actions as they deem necessary and appropriate, in their reasonable discretion, to confirm the perfection of such security interests and liens. In furtherance of the foregoing, the Reorganized Impac Debtors and the Exit Financing Borrowers are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

         14. Plan Supplement. The documents contained in the Plan Supplement and any amendments, modifications, and supplements thereto (to the extent consistent with the terms of the Impac Plan as the Plan Proponents may approve), and all documents and agreements introduced into evidence by the Impac Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Impac Debtors or the Exit Financing Borrowers, are authorized and approved, including, but not limited to, the Exit Financing Agreements. Without need for further order or authorization of the Bankruptcy Court, the Impac Debtors, the Reorganized Impac Debtors and the Exit Financing Borrowers are authorized and empowered to execute and deliver all documents, agreements, and instruments and take all actions reasonably necessary to effectuate the consummation and implementation of the Impac Plan including, without limitation, to make any and all modifications to any and all documents included as part of the Plan Supplement or as are necessary in connection with the execution, delivery and performance of the Exit Financing Agreements, provided that in the reasonable judgment of the Impac Debtors, such modifications do not materially modify the terms of such documents and are consistent with the Impac Plan (subject to the approval of the Committee).

         15. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Impac Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Impac Plan, including the execution and consummation of the transactions contemplated by the Exit Financing Agreements, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

         16.      Exemption From Certain Taxes and Recording Fees. Pursuant to
section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security, or the making, delivery, filing or recording of any instrument of transfer under, or in connection with, the Impac Plan, shall not be taxed under any law imposing a recording tax, a stamp tax, transfer tax, or similar tax. Without limiting the foregoing, any transfers (including, without limitation, any transfer of the Impac Hotel Properties and any and all assets, contracts, tangible property, intangible property or other property of the Impac Debtors) from an Impac Debtor to a Reorganized Impac Debtor or to any other Person, including, without limitation, the Exit Financing Borrowers, including, without limitation, the granting of a mortgage lien or other lien by the Exit Financing Borrowers in favor of the Exit Financing Lender, or the assignment of the CCA Agreements to the Exit Financing Lender and the amendment and restatement of the CCA Agreements by the Exit Financing Lender, including effectuating the closing of the Exit Financing with the Exit Financing Lender (or any subsequent sale of the Impac Hotel Properties made by an Exit Financing Borrower within 180 days of the date of this Confirmation Order) will not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, sales or use tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or any other recording fee or similar tax or government assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located, and by whomever appointed, shall comply with the requirements of this Confirmation Order and shall forego the collection of any such tax, fee or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee or governmental assessment. The Reorganized Impac Debtors or the Exit Financing Borrowers or any agent or representative of either is authorized to serve upon all filing and recording officers a notice, in connection with the filing and recording of any instruments of transfer contemplated by the Impac Plan, to evidence and implement this paragraph of the Confirmation Order. This Bankruptcy Court retains specific jurisdiction to enforce the foregoing direction by contempt proceedings or otherwise.

         17. Distributions. Pursuant to Section 7.3 of the Impac Plan, on the Effective Date or as soon thereafter as is practicable, the Disbursing Agent shall distribute to the holders of the applicable Allowed Claims (i) the Cash allocable to Classes 1, 2, 3 and 5. For the purpose of calculating the Pro Rata Share of the Class 3 Cash Pool to be initially distributed to holders of Allowed Claims in Class 3, all Disputed Claims in Class 3 will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable. On the Final Distribution Date, each holder of an Allowed Claim in Class 3 shall receive, if applicable, a Catch-up Distribution. After the Effective Date but prior to the Final Distribution Date, the applicable Reorganized Impac Debtor, in its sole discretion, may direct the Disbursing Agent to distribute a Pro Rata Share of the Class 3 Cash Pool to a holder of a Disputed Claim in Class 3, which becomes an Allowed Claim after the Effective Date such that the holder of such Claim receives the Pro Rata Share that such holder would have received had its Claim been an Allowed Claim in such amount on the Effective Date.

         18. Waiver of Subordination. The distributions under the Impac Plan take into account the relative priority of the Claims in each Class in connection with any contractual subordination provisions relating thereto. Accordingly, the distributions under the Impac Plan to any holder of an Allowed Claim shall not be subject to levy, garnishment, attachment or other legal process by any holder of indebtedness senior by reason of claimed contractual subordination rights to the indebtedness of the holders of such Allowed Claim. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to distributions under the Impac Plan to any holder of an Allowed Claim, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons from enforcing or attempting to enforce any such rights with respect to the distributions under the Impac Plan; provided, however, that nothing herein shall affect the classification or treatment of any Subordinated Claims in Class 11 of the Impac Plan. All rights and obligations of CCA and the Impac Debtors and their affiliates, with respect to the Settlement Agreement, shall be governed in all respects by the Settlement Agreement.

         19. Final Fee Applications. Pursuant to Section 2.2 of the Impac Plan, all entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section

503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the latter of (i) the Effective Date and (ii) the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Plan Proponents or, on and after the Effective Date, the Reorganized Impac Debtors. Fees payable to or for the benefit of CCA shall be governed by the Settlement Agreement and are not subject to the provisions of this paragraph. Each Impac Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date in the ordinary course of business and without the need for Bankruptcy Court approval.

         20. Discharge of Claims. Pursuant to Section 11.2 of the Impac Plan, except as otherwise provided in the Impac Plan or the Confirmation Order, the rights afforded in the Impac Plan and the entitlement to receive payments and distributions to be made hereunder shall discharge all existing Claims, of any kind, nature or description whatsoever against each of the Impac Debtors or any of their assets or properties. Except as provided in the Impac Plan, on the Effective Date, all existing Claims against each of the Impac Debtors shall be, and shall be deemed to be, discharged or canceled and all holders of Claims shall be precluded and enjoined from asserting against the Impac Debtors and/or the Reorganized Impac Debtors, or any of their assets or properties, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or equity interest.

         21. Discharge of Impac Debtors. Pursuant to Section 11.3 of the Impac Plan, upon the Effective Date and in consideration of the distributions to be made under the Impac Plan, except as otherwise expressly provided in the Impac Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim of such holder shall be deemed to have forever waived, released and discharged each of the Impac Debtors, of and from any and all Claims, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against each of the Impac Debtors.

         22. Survival of Corporate Indemnities. Pursuant to Section 9.6 of the Impac Plan, any obligations of any of the Impac Debtors pursuant to the applicable Impac Debtor's corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify any Releasee, with respect to all present and future actions, suits and proceedings against such Impac Debtor or such Releasee, based upon any act or omission for or on behalf of such Impac Debtor, shall not be discharged or impaired by confirmation of the Impac Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Impac Debtor pursuant to the Impac Plan, and shall continue as obligations of the applicable Reorganized Impac Debtor.

         23. Releases, Exculpations, and Injunctions. The release, exculpation, and injunction provisions contained in the Impac Plan are fair and equitable, are given for valuable consideration, and are in the best interests of the Impac Debtors and their chapter 11 estates, and such provisions shall be effective and binding upon all persons and entities.

         24.      Termination of Injunctions and Automatic Stay. Pursuant to
Section 11.5 of the Impac Plan, unless otherwise provided in the Impac Plan, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

         25. Disallowance of Adequate Protection Claims. As of the Effective Date, all Adequate Protection Claims (as hereinafter defined) shall be deemed to be disallowed. As used herein, "Adequate Protection Claims" shall mean any and all claims for (a) adequate protection arising under section 361, 362, 363 or 364 of the Bankruptcy Code, or (b) any diminution in the value of a creditor's interest in property of the Impac Debtor's estates, from the Petition Date through and including the Effective Date, whether such claim arises by stipulation, agreement, statute, court order or otherwise.

         26. Termination of Adequate Protection Liens. As of the Effective Date, all liens, charges or other encumbrances on property of the Impac Debtors' estates securing the payment of any Adequate Protection Claim shall be deemed to be discharged and released, without the need for the filing of any releases or termination statements or similar documents or taking any further action whatsoever.

         27. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, then (i) the Impac Plan, (ii) assumption or rejection of executory contracts or unexpired leases pursuant to the Impac Plan,
(iii) any document or agreement executed pursuant to the Impac Plan, and (iv) any actions, releases, waivers, or injunctions authorized by this Confirmation Order or any order in aid of consummation of the Impac Plan shall be deemed null and void. In such event, nothing contained in this Confirmation Order, any order in aid of consummation of the Impac Plan, or the Impac Plan, and no acts taken in preparation for consummation of the Impac Plan, (a) shall be deemed to constitute a waiver or release of any

Claims or Equity Interests by or against the Impac Debtors or any other persons or entities, to prejudice in any manner the rights of the Impac Debtors or any person or entity in any further proceedings involving the Impac Debtors or otherwise, or to constitute an admission of any sort by the Impac Debtors or any other persons or entities as to any issue, or (b) shall be construed as a finding of fact or conclusion of law in respect thereof. Notwithstanding the foregoing, in the event the Effective Date does not occur, nothing in this Confirmation Order shall be deemed to affect or impact in any manner the rights and remedies of CCA or the obligations of the Impac Debtors and their affiliates under the terms and conditions of the Settlement Agreement.

         28.      Notice of Entry of Confirmation Order. On or before the tenth
(10th) Business Day following the date of entry of this Confirmation Order, the Impac Debtors shall electronically file with the Court and serve notice of entry of this Confirmation Order on the parties identified in the Master Service List as defined in this Court's Order Establishing Notice Procedures, dated December 21, 2001, by causing notice of entry of the Confirmation Order (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary. The Impac Debtors also shall cause the Notice of Confirmation to be published as promptly as practicable after the entry of this Confirmation Order once in each of The New York Times (National Edition), The Wall Street Journal (National Edition), and USA Today.

         29. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Reorganized Impac Debtors shall file notice of the occurrence of the Effective Date and shall serve a copy of same on the parties identified in the Master Service List as defined in this Court's Order Establishing Notice Procedures, dated December 21,2001.

         30. Authorization to File Conformed Plan. The Impac Debtors are authorized to file a conformed plan, dated on the date hereof, which incorporates the amendments to the Impac Plan within thirty (30) days of the entry at this Confirmation Order.

         31. Binding Effect. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Impac Plan, the Plan Supplement, and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

         32. Severability. Each term and provision of the Impac Plan, as it may have been altered or interpreted by the Bankruptcy Court in accordance with
Section 13.11 of the Impac Plan, is valid and enforceable pursuant to its terms.

         33. Conflicts Between Confirmation Order and Impac Plan. To the extent of any inconsistency between the provisions of the Impac Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Bankruptcy Court.

 Dated:   April 24, 2003
          New York, New York

                                                  /s/Burton R. Lifland
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

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